                                                                    EXHIBIT 23.3

                                                          [LOGO] ARTHUR ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated October 10, 2000 on the Astarte Fiber Networks, Inc. financial statements for the year ended December 31, 1999 and 1998 included herein and to all references to our Firm included in this registration statement.


                                                         /s/ Arthur Andersen LLP
Denver, Colorado,
  December 7, 2000.